Exhibit 99.1

For Immediate Release
For more information, contact:
Anthony (Tony) Cristello
Standard Motor Products, Inc.
(972) 316-8107
tony.cristello@smpcorp.com

Standard Motor Products, Inc.
Announces Director Changes

New York, NY, December 21, 2022......Standard Motor Products, Inc. (NYSE: SMP), a leading automotive parts manufacturer and distributor, has announced changes in the composition of its Board of Directors. Effective at the end of their current terms, in May of 2023, Lawrence I. Sills, Chairman of the Board, and William H. Turner, Presiding Independent Director, will each assume the role of Director Emeritus. Concurrently, Eric P. Sills, Chief Executive Officer and President, will succeed Lawrence I. Sills as Chairman of the Board, Alisa C. Norris, currently Chair of the Compensation and Management Development Committee, will succeed Mr. Turner as Presiding Independent Director, and Pamela S. Puryear, PhD will succeed Ms. Norris as Chair of that committee.

Finally, effective December 15, 2022, James J. Burke will join the Board of Directors while remaining in his current position of Chief Operating Officer.

To accommodate these changes, the Board of Directors has voted to temporarily increase the size of the Board from nine to ten, effective December 15, 2022, and to reduce it from ten to eight in May 2023 upon the move of Messrs. Sills and Turner to Directors Emeritus. At that point, the Board will consist of six independent and two non-independent directors.

Mr. Lawrence Sills stated, “We are very pleased to announce these changes which will result in a smooth and seamless succession. The new Board will be as strong as any I have experienced in my many years with the Company—young, diverse, energetic, and bringing a wide range of talent and experience.

“Eric has served as a Director and our Chief Executive Officer since March 2016, as our President since February 2015 and in various senior leadership positions across our company over the course of his 30-plus year career.

“Alisa joined our Board in October 2012, and has served as Chair of the Compensation and Management Development Committee since May 2021.  Over the course of her tenure, she has proven to be a strong, independent voice, and we look forward to her ongoing leadership, providing independent oversight of management and ensuring effective corporate governance.

“Jim Burke has extensive experience both with SMP and with the industry as a whole for over 43 years. Jim has been with SMP since 1986, during which he served as Chief Financial Officer between 1999 and 2019, and Chief Operating Officer since 2019.  Jim is extremely well respected inside our Company, throughout our industry, and within the financial community.

“Bill Turner and I have worked together for over 30 years. During that time, we have seen SMP grow from a relatively small company, to a multi-national organization, with a broad range of products, and locations all around the world. We are proud of what the Company has accomplished during our tenure, and are confident that this new Board, led by Eric and Alisa, will achieve similar success.”

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Standard Motor Products cautions investors that any forward-looking statements made by the company, including those that may be made in this press release, are based on management’s expectations at the time they are made, but they are subject to risks and uncertainties that may cause actual results, events or performance to differ materially from those contemplated by such forward looking statements. Among the factors that could cause actual results, events or performance to differ materially from those risks and uncertainties discussed in this press release are those detailed from time-to-time in prior press releases and in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q.  By making these forward-looking statements, Standard Motor Products undertakes no obligation or intention to update these statements after the date of this release.